UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 22, 2010 (June 21, 2010)

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(614) 438-3210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

On June 21, 2010, Worthington Industries, Inc. (“Worthington Industries”) announced that on that date, its Pressure Cylinders business segment acquired the assets of Hy-Mark Cylinders, Inc.

Hy-Mark is a manufacturer of extruded aluminum cylinders for medical oxygen, scuba, beverage service, industrial, specialty and professional racing applications. Hy-Mark, based in Hampton, Virginia, generated revenue of approximately $10 million during the most recent 12 months.  The assets included Hy-Mark’s manufacturing assets and inventory.  The assets will be relocated to the Worthington Cylinders Mississippi manufacturing location complementing the medical cylinder lines, and adding a range of beverage grade, industrial cylinders and aluminum scuba tanks. The June 21, 2010 news release relating to this acquisition is included as Exhibit 99.1 to this Current Report on Form 8-K.  The purchase price was approximately $12.1 million.

Item 9.01       Financial Statements and Exhibits.

(a) – (c)          Not applicable.

(d)                   Exhibits:

                        99.1      News Release issued by Worthington Industries, Inc. on June 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:	June 22, 2010	By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary